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                                                                       EX-99.(j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information in this Registration Statement (Form N-1A, No. 2-81149), and to the incorporation by reference therein of our report dated February 7, 2003 on the financial statements and financial highlights of The Guardian Variable Contract Funds, Inc. for the year ended December 31, 2002.


                                                  /S/ ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP

New York, New York
April 23, 2003